Exhibit 10.3
SHAREHOLDER RIGHTS AGREEMENT
This SHAREHOLDER RIGHTS AGREEMENT, dated as of November 8, 2023 (this “Agreement”), is made between (i) ENSTAR GROUP LIMITED, a Bermuda exempted company with liability limited by shares (the “Company”), and (ii) ELK EVERGREEN INVESTMENTS, LLC, a Delaware limited liability company, and ELK CYPRESS INVESTMENTS, LLC, a Delaware limited liability company (collectively, clause (ii), the “Sixth Street Shareholders” and each, a “Sixth Street Shareholder”).
WITNESSETH:
A.    In connection with and pursuant to the Purchase Agreement by and between Canada Pension Plan Investment Board (“CPPIB”) and the Sixth Street Shareholders, dated as of the date hereof (the “Purchase Agreement”), the Sixth Street Shareholders will acquire a certain number of ordinary shares, par value $1.00 per share, of the Company (such shares actually acquired by the Sixth Street Shareholders at the Closing, the “Acquired Sixth Street Shares”).
B.    In connection with CPPIB’s sale of the Acquired Sixth Street Shares to the Sixth Street Shareholders, the Company has agreed, at the request of CPPIB and the Sixth Street Shareholders, to provide the Sixth Street Shareholders with the rights set forth in this Agreement, which are substantially the same as rights previously held by CPPIB under a similar agreement with the Company.
C.    Capitalized terms used in this Agreement and set forth in Section 1.1 are used as defined in Section 1.1. Now, therefore, the parties hereto agree as follows:
ARTICLE 1
DEFINITIONS
Section 1.1    Definitions. As used in this Agreement, the following terms have the following meanings:
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person; provided that, for purposes of this Agreement, the Company shall not be deemed an Affiliate of the Sixth Street Shareholders, and the Sixth Street Shareholders shall not be deemed an Affiliate of the Company. For purposes of this definition, when used with respect to any Person, “control” means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have correlative meanings.
“Applicable Law” means, with respect to any Person, any transnational, domestic or foreign federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority or any securities exchange that is binding upon or applicable to such Person, as amended unless expressly specified otherwise.
“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York or Hamilton, Bermuda are authorized or required by Applicable Law to close.
“Closing” means the closing of the acquisition by the Sixth Street Shareholders of the Acquired Sixth Street Shares pursuant to the Purchase Agreement.
“Common Shares” means the voting ordinary shares, par value $1.00 per share, of the Company.
“Governmental Authority” means any transnational, domestic or foreign federal, state or local governmental, regulatory or administrative authority, department, court, agency or official, including any political subdivision thereof.
“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a Governmental Authority.

“Subsidiary” means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.
Section 1.2    Other Definitional and Interpretative Provisions. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to “law”, “laws” or to a particular statute or law shall be deemed also to include all Applicable Law.
ARTICLE 2
CERTAIN COVENANTS
Section 2.1    Board Observer.
(a)    From and after the Closing, the Sixth Street Shareholders shall have the right (but not the obligation) to designate one person to serve as an observer (the “Observer”) and attend all meetings of the Board of Directors of the Company (the “Company Board”), the Risk Committee of the Company Board (the “Risk Committee”) and the Investment Committee of the Company Board (the “Investment Committee”), in each case, in a non-voting observer capacity. The Observer shall have the right to be heard at any such meetings, but in no event shall the Observer be deemed to be a member of the Company Board or any committee thereof or have the right to vote on any matter under consideration by the Company Board or any committee thereof or otherwise have any power to cause the Company to take, or not to take, any action. Unless requested otherwise by the Sixth Street Shareholders or the Observer, as a non-voting observer, the Observer will also be provided (concurrently with delivery to the members of the Company Board, Risk Committee or Investment Committee, as applicable, and in the same manner delivery is made to them) copies of all notices, minutes, consents, and all other materials and information (financial or otherwise) that are provided to the directors with respect to a meeting or any written consent in lieu of a meeting of the Company Board, Risk Committee or Investment Committee, as applicable. If a meeting of the Company Board, Risk Committee or Investment Committee, as applicable, is conducted via telephone or other electronic medium (e.g., videoconference), the Observer may attend such meeting via the same medium. Notwithstanding the foregoing, the Company may withhold information or materials from the Observer and exclude the Observer from any meeting or portion thereof if (as determined by the Company Board in good faith) access to such information or materials or attendance at such meeting would (i) be reasonably likely to result in a loss of attorney-client or work product privilege between the Company and its counsel or (ii) otherwise violate the terms of any confidentiality or similar agreement to or by which the Company or any of its Affiliates is a party or otherwise bound; provided that the Company shall first use commercially reasonable efforts to permit the Observer to obtain such information or materials or attend such meeting or portion thereof by entering into a joint defense or similar agreement or a confidentiality agreement, as applicable, with respect to the subject matter thereof, with the Observer. The Observer shall be subject to the same obligations as directors of the Company Board with respect to confidentiality. To the extent not prohibited by Applicable Law, the Observer shall have the benefit of indemnification by the Company in connection with his or her service with respect to the Company Board to the same extent as is provided by the Company to directors serving on the Company Board.
(b)    At such time as the Sixth Street Shareholders (together with their Affiliates) shall no longer beneficially own at least 75% of the total number of Acquired Sixth Street Shares acquired by the Sixth Street Shareholders under the Purchase Agreement (as adjusted for stock splits, stock dividends and the like), Section 2.1(a) shall terminate and be of no further force or effect.
(c)    The Observer shall be entitled to reimbursement of expenses incurred in connection with his or her service with respect to the Company Board or its committees to the extent that such reimbursement is provided to directors serving on the Company Board or its committees.

(d)    For so long as any partner, employee, representative or designee of the Sixth Street Shareholders or any of their respective Affiliates serves as an observer on the Company Board, the Company shall not implement or maintain any trading policy or similar guideline or policy with respect to the trading of securities of the Company that is targeted at the Sixth Street Shareholders or any of their respective Affiliates (including a policy that limits, prohibits or restricts the Sixth Street Shareholders or any of their respective Affiliates from entering into any hedging or derivative arrangements), in each case, other than with respect to the Observer in his or her personal capacity, which policy or guideline is applicable to all directors of the Company. The Company agrees that it shall, upon request, promptly make available to the Sixth Street Shareholders information regarding the Company’s trading windows.
Section 2.2    Tax Return Information. From and after the Closing:
(a)    The Company shall provide, from time to time, such additional information regarding the Company or any of its Subsidiaries as each Sixth Street Shareholder may reasonably request, including any information or reports (i) required by reason of reporting or regulatory requirements to which such Sixth Street Shareholder is subject, or (ii) that it is obligated to have available regarding taxation matters.
(b)    The Company shall promptly furnish to each Sixth Street Shareholder information reasonably requested to enable such Sixth Street Shareholder to comply with any applicable tax reporting requirements with respect to the acquisition, ownership, or disposition of, and income attributable to, any Acquired Sixth Street Shares held by such Sixth Street Shareholder, including such information as may be reasonably requested by such Sixth Street Shareholder to complete U.S. federal, state or local or non-U.S. income tax returns.
(c)    Without limiting the foregoing, the Company shall (i) promptly notify each Sixth Street Shareholder if the Company determines, including as part of its periodic review procedures, that it or any of its Subsidiaries is treated as a passive foreign investment company (a “PFIC”) or a “controlled foreign corporation” (a “CFC”) for purposes of the Internal Revenue Code and (ii) provide each Sixth Street Shareholder with information reasonably requested by such Sixth Street Shareholder to permit such Sixth Street Shareholder, or any of such Sixth Street Shareholder’s direct or indirect beneficial owners, to satisfy their U.S. income tax return filing requirements arising from any direct or indirect investment in a CFC or PFIC. If the Company or any of its Subsidiaries is determined to be a PFIC, the Company shall provide to each Sixth Street Shareholder any information reasonably necessary to make or maintain any election under the Internal Revenue Code related to PFIC status, including a “qualified electing fund” election.
Section 2.3    No Non-Competition Agreement. From and after the date hereof, neither the Company nor any of its Subsidiaries shall enter into any contract, agreement, arrangement or understanding containing any provision or covenant that purports to, or could reasonably be expected to, limit in any respect the ability of either of the Sixth Street Shareholders or any of their respective Affiliates to (i) sell any products or services of or to any other Person or in any geographic region, (ii) engage in any line of business, (iii) compete with or obtain products or services from any Person or (iv) except for any restrictions on transactions with Affiliates pursuant to any debt financing of the Company or any of its Subsidiaries, provide products or services to the Company or any of its Subsidiaries.
Section 2.4    Non-Promotion. From and after the date hereof, neither the Company nor any of its Subsidiaries shall, without the prior written consent of the applicable Sixth Street Shareholder or its applicable Affiliate, (a) except as may otherwise be required by Applicable Law or regulatory process, use in advertising, publicity, or otherwise the name of either of the Sixth Street Shareholder or any of their respective Affiliates, or any director or employee of such Sixth Street Shareholder or such Affiliates, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by either of the Sixth Street Shareholder or any of their respective Affiliates, or (b) represent, directly or indirectly, that any product or any service provided by the Company or any Subsidiary has been approved or endorsed by either of the Sixth Street Shareholder or any of their respective Affiliates.
Section 2.5    Company Cooperation.
(a)    From and after the Closing, in connection with any proposed sale, transfer or other disposition of the Acquired Sixth Street Shares by a Sixth Street Shareholder to a third-party transferee, the Company shall, at the request of such Sixth Street Shareholder, cooperate with such Sixth Street Shareholder to facilitate such sale, transfer or other disposition by providing (i) to a transfer agent or other similar third party, a certificate and/or opinion of the Company or its counsel, as applicable, with respect to fundamental corporate matters of the Company (including its formation, valid existence, good standing and similar matters) and the validity of, and/or exemption from registration under Applicable Laws related to the transfer of securities of, the Acquired Sixth Street Shares, or a letter instructing the Company’s transfer agent to reflect such sale, transfer or other disposition in its records, in each case, to the extent reasonably requested by such Sixth Street Shareholder in connection therewith, and (ii) to any such proposed transferee, such information regarding the Company or any of its Subsidiaries as is reasonably requested by such Sixth Street Shareholder in connection with any “due diligence” effort by such transferee with respect to such transaction (provided that such proposed transferee shall first enter into a confidentiality agreement with respect to such information on terms that are at least as favorable to the Company (as reasonably determined by the Company) as those contained in the Mutual Nondisclosure Agreement between the Company and Sixth Street Partners, LLC, dated as of August 10, 2023, including by causing members of senior management of the Company to make themselves reasonably available to participate in discussions with such persons; provided, that, notwithstanding the foregoing, the Company shall not be required to facilitate a sale, transfer or other disposition by providing any information to any Person who (a) is known to have engaged in activist campaigns by stating an intention to, or actually attempting to (pursuant to proxy solicitation, tender, exchange offer or other similar means), obtain a seat on the board of directors of a company or effecting a significant change within such company, in each case, that was opposed by the board of directors of such company or (b) is a Person whose business is competitive in any material respect with a material portion of the business of the Company or any of its Subsidiaries as of the time of such proposed sale, transfer or other disposition (such Person in clause (b), a “Competitor”); provided, further, that a sponsor or financial investor shall not be considered a Competitor solely by virtue of the fact that it holds an investment in, or has any director appointment right or other governance rights with respect to, a portfolio company (as such term is commonly understood in the private equity industry) whose business is competitive with the business of the Company or any of its Subsidiaries. Such Sixth Street Shareholder shall promptly reimburse the Company for all of its reasonable and documented out-of-pocket costs associated with such requested cooperation in connection with any proposed sale, transfer or other disposition by such Sixth Street Shareholder.
(b)    Upon the reasonable request of a Sixth Street Shareholder, in the event that the Acquired Sixth Street Shares are eligible to be transferred without restriction in accordance with Rule 144 under the Securities Act of 1933, as amended, the Company shall (i) instruct the Company’s transfer agent to issue new uncertificated (book-entry) instruments representing the Acquired Sixth Street Shares, which shall not contain the portion of any legend thereon that is no longer applicable and (ii) take all actions with the Company’s transfer agent reasonably requested by such Sixth Street Shareholder to permit such un-legended Acquired Sixth Street Shares to be deposited into the account specified by such Sixth Street Shareholder to the Company in writing.
Section 2.6    Regulatory Matters. From and after the date hereof, for so long as either Sixth Street Shareholder owns any equity interests in the Company (including the Acquired Sixth Street Shares), without the prior written consent of the Sixth Street Shareholders, the Company shall not redeem, repurchase or recapitalize any Common Shares that would result in the Sixth Street Shareholders’ aggregate ownership of Common Shares increasing above 9.9% of the outstanding Common Shares (excluding any such shares that are disregarded under Applicable Law for purposes of determining “control” of the Company or its applicable Subsidiaries), unless the Company has given each Sixth Street Shareholder the right to participate in such redemption, repurchase or recapitalization to the extent of such Sixth Street Shareholder’s pro rata portion of the Common Shares to be redeemed, repurchased or recapitalized on the same terms, including price, as are offered to other participants of such redemption, repurchase or recapitalization.
Section 2.7    Corporate Opportunities. The Company expressly acknowledges that the Sixth Street Shareholders, their respective Affiliates and the Observer (i) are permitted to have, and may presently or in the future have, investments or other business relationships with entities engaged in business(es) that may be similar to, or competitive with, the businesses of the Company or one of its Subsidiaries (each, an “Other Business”), (ii) have and may develop strategic relationships with businesses that are or may be competitive with or complementary to the Company or its Subsidiaries, (iii) will not, by virtue of their investment in the Company or any of its Subsidiaries or (if applicable) designation of their Affiliates, representatives or personnel as officers, managers or directors of the Company or any of its Subsidiaries, be prohibited from pursuing and engaging in any such activities, (iv) will not be obligated to inform the Company or any of its Subsidiaries of any such opportunity, relationship or investment and (v) may be involved in an Other Business and such involvement in and of itself will not constitute a conflict of interest of any of such Persons with respect to the Company or its Subsidiaries; provided, that (a) none of the Sixth Street Shareholders, their respective Affiliates or the Observer shall be permitted to use or disclose any confidential information provided by the Company, its Subsidiaries or their respective directors, officers, employees or other representatives in connection with any of the activities contemplated by the foregoing sentence, and (b) the Observer shall disclose any investment or other material involvement that a Sixth Street Shareholder or any of its Affiliates have in any Person that is involved in (or to the extent the Observer is notified of such by the Company Board or its committee, has a material interest in) a matter being reviewed, discussed or approved by the Company Board or any of its committees prior to the Observer participating in any meeting with respect to such matter and the Company Board and its committees shall have the right to exclude the Observer from the portion of any meeting during which such matter is being reviewed, discussed or approved to the extent the Company Board or such committee determines in good faith that the attendance of the Observer would result in a conflict of interest. Notwithstanding the foregoing, the Company acknowledges that the Sixth Street Shareholders, their respective Affiliates and their respective officers and employees, including the Observer, may serve as directors of portfolio companies, and confidential information will not be deemed to have been disclosed to any such portfolio company solely due to the dual role of any such officer or employee so long as such officer or employee does not provide any such confidential information to the other directors or officers or employees of any such portfolio company or direct or cause such portfolio company to take any action on the basis of such confidential information.
ARTICLE 3
REPRESENTATIONS AND WARRANTIES
Section 3.1    Company Representations. As of the execution of this Agreement, the Company hereby represents and warrants to the Sixth Street Shareholders as follows:
(a)    The Company is duly organized, validly existing and in good standing under the Applicable Laws of Bermuda. The Company has all requisite organizational power and authority to own, lease and operate its businesses as presently conducted, except as would not reasonably be expected to have a material adverse effect on the Company and would not materially impair, materially delay or prevent the consummation of the transactions contemplated hereby.
(b)    The Company has all requisite power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance by the Company of this Agreement has been duly authorized by all necessary corporate or other action of the Company. The Company has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by the Sixth Street Shareholders, this Agreement constitutes a valid and binding obligation enforceable against the Company in accordance with its terms, subject to the effect of any Applicable Laws relating to bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or preferential transfers or similar Applicable Laws relating to or affecting creditors’ rights generally and subject to the effect of general principles of equity (collectively, the “Enforceability Exceptions”).
(c)    The execution and delivery by the Company of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of or default under any provision of the memorandum of association, bye-laws or other organizational documents of the Company.
(d)    As of the date of this Agreement, the issued share capital of the Company consists of 16,039,324 Common Shares, 388,571 Series C preferred shares, 16,000 Series D preferred shares and 4,400 Series E preferred shares. The Company does not have any non-voting convertible ordinary series C shares or non-voting convertible ordinary series E shares in issue.
(e)    Other than as expressly set forth in this Section 3.1, the Company has not, and is not under this Agreement or otherwise, making any representation or warranty to the Sixth Street Shareholders regarding the Company, its Subsidiaries or Affiliates or their respective businesses, results of operations, prospects or financial condition.
Section 3.2    Sixth Street Shareholder Representations. As of the execution of this Agreement, each Sixth Street Shareholder hereby represents and warrants to the Company as follows:
(a)    Such Sixth Street Shareholder is duly organized, validly existing and in good standing under the Applicable Laws of the State of Delaware. Such Sixth Street Shareholder has all requisite organizational power and authority to own, lease and operate its businesses as presently conducted, except as would not reasonably be expected to materially impair, materially delay or prevent the consummation of the transactions contemplated hereby.

(b)    Such Sixth Street Shareholder has all requisite power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance by such Sixth Street Shareholder of this Agreement has been duly authorized by all necessary corporate or other action of such Sixth Street Shareholder. Such Sixth Street Shareholder has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by the Company, this Agreement constitutes a valid and binding obligation enforceable against such Sixth Street Shareholder in accordance with its terms, subject to the Enforceability Exceptions.
(c)    The execution and delivery by such Sixth Street Shareholder of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of or default under any provision of the articles of association, bye-laws or other organizational documents of such Sixth Street Shareholder.
(d)    Other than as expressly set forth in this Section 3.2, such Sixth Street Shareholder has not, and is not under this Agreement or otherwise, making any representation or warranty to the Company regarding such Sixth Street Shareholder, its Subsidiaries or Affiliates or their respective businesses, results of operations, prospects or financial condition.
ARTICLE 4
MISCELLANEOUS
Section 4.1    Notices. All notices, requests and other communications to any party hereunder shall be in writing (including electronic mail (“e-mail”) transmission, so long as a receipt of such e-mail is received) and shall be given,
To the Company:

Enstar Group Limited
Windsor Place, 3rd Floor, 22 Queen Street
Hamilton HM 11
Bermuda
Attention: Orla Gregory
E-mail:

with a copy (which shall not constitute notice to the Company) to:

Hogan Lovells US LLP
1735 Market Street, Suite 2300
Philadelphia, PA 19103-6996
United States
Attention: Robert C. Juelke
E-mail:
To either of the Sixth Street Shareholders:

c/o Sixth Street Partners LLC
2100 McKinney Avenue, Suite 1500
Dallas, TX 75201
United States
Attention: Sixth Street Legal
Email:

with a copy (which shall not constitute notice to the Sixth Street Shareholders) to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
United States
Attention: Elizabeth A. Cooper
E-mail:

or such other address as such party may hereafter specify for the purpose by notice to the other party hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.
Section 4.2    Amendments and Waivers.
(a)    Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.
(b)    No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
Section 4.3    Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto; except that each Sixth Street Shareholder may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to one or more of its Affiliates; provided that no such transfer or assignment shall enlarge, alter or change any obligation of the Company due to the Sixth Street Shareholders or their assignees.
Section 4.4    Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state.
Section 4.5    Jurisdiction.
(a)    The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 4.1 shall be deemed effective service of process on such party.
(b)    THE COMPANY HEREBY IRREVOCABLY DESIGNATES ENSTAR (US) INC., WITH AN OFFICE AT 411 FIFTH AVENUE, FIFTH FLOOR, NEW YORK, NY 10016 (EACH SUCH DESIGNEE, IN SUCH CAPACITY, THE “PROCESS AGENT”), AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, FOR AND ON ITS BEHALF SERVICE OF PROCESS IN SUCH JURISDICTION IN ANY LEGAL ACTION OR PROCEEDINGS WITH RESPECT TO THIS AGREEMENT OR ANY OTHER AGREEMENT EXECUTED IN CONNECTION WITH THIS AGREEMENT, AND SUCH SERVICE SHALL BE DEEMED COMPLETE UPON DELIVERY THEREOF TO SUCH PROCESS AGENT; PROVIDED THAT IN THE CASE OF ANY SUCH SERVICE UPON THE PROCESS AGENT, THE APPLICABLE SIXTH STREET SHAREHOLDER SHALL ALSO DELIVER A COPY THEREOF TO THE COMPANY IN THE MANNER PROVIDED IN SECTION 4.1 OF THIS AGREEMENT. THE COMPANY SHALL TAKE ALL SUCH ACTION AS MAY BE NECESSARY TO CONTINUE SUCH APPOINTMENT IN FULL FORCE AND EFFECT OR TO APPOINT ANOTHER AGENT SO THAT THE COMPANY WILL AT ALL TIMES HAVE AN AGENT FOR SERVICE OF PROCESS FOR THE ABOVE PURPOSES IN NEW YORK. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY MANNER PERMITTED BY APPLICABLE LAW. THE COMPANY EXPRESSLY ACKNOWLEDGES THAT THE FOREGOING DESIGNATION IS INTENDED TO BE IRREVOCABLE UNDER THE LAWS OF THE STATE OF NEW YORK AND OF THE UNITED STATES OF AMERICA.
Section 4.6    WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING

ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 4.7    Counterparts; Effectiveness; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic format shall be effective as delivery of a manually executed counterpart of this Agreement. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations, or liabilities hereunder upon any Person, other than the parties hereto and their respective successors and assigns.
Section 4.8    Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof.
Section 4.9    Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.
Section 4.10    Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, in addition to any other remedy to which they are entitled under this Agreement.
Section 4.11    Treatment of Ambiguities. The parties acknowledge and agree that each party has participated in the drafting of this Agreement, and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.
Section 4.12    Termination. This Agreement shall terminate automatically, without any action on the part of the Company or the Sixth Street Shareholders, upon the earlier of (a) the termination of the Purchase Agreement by the parties thereto in accordance with the terms thereof or (b) all of the Sixth Street Shareholders ceasing to own any equity interests in the Company, including Common Shares.
Section 4.13    Public Announcements. Except (a) as required by Applicable Law (including U.S. federal securities Applicable Laws) or (b) with respect to disclosures that are consistent in all respects with prior disclosures made in compliance with this Section 4.13, each party hereto shall not, without the prior written consent of the other party hereto, issue any press release or make any other public statement with respect to this Agreement or the transactions contemplated hereby. Notwithstanding the foregoing, if any such disclosure is required by Applicable Law, at least three Business Days before making any such disclosure (if practicable, and if three Business Days before is not practicable, then as soon as practicable but in no event less than 24 hours before making any such disclosure), the disclosing party will (i) provide the other parties drafts of such disclosure, (ii) afford the other parties a chance to review and comment on the proposed disclosure and (iii) consider any such reasonable comments in good faith; provided, that in the case where the Company is the disclosing party, any such reasonable comments made by a Sixth Street Shareholder with respect to disclosures relating to such Sixth Street Shareholder or any of its Affiliates, including relating to their respective business and operations, shall be incorporated in such disclosure. Notwithstanding anything to the contrary set forth in this Agreement, the Sixth Street Shareholders shall be entitled to communicate with their and their respective Affiliates’ current, former, future or prospective investors relating to this Agreement and the transactions contemplated hereby on a confidential basis and nothing herein shall restrict the disclosure of information about the Transaction on the Sixth Street Shareholders’ or their respective Affiliates’ websites in the ordinary course of business.

[Remainder of this page left intentionally blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.
ENSTAR GROUP LIMITED

By: /s/ Orla Gregory
Name: Orla Gregory
Title: President

ELK EVERGREEN INVESTMENTS, LLC

By: /s/ Joshua Peck
Name: Joshua Peck
Title: Vice President

ELK CYPRESS INVESTMENTS, LLC

By: /s/ Joshua Peck
Name: Joshua Peck
Title: Vice President

{Signature Page to Shareholder Rights Agreement]